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                                 Exhibit 23 (a)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Dexter Corporation on Form S-8 (File Nos. 2-63959, 33-27597, 33-53307, 33-53309,
333-02985, 333-04081, and 333-42663) of our report dated February 9, 1999, on our audits of the consolidated financial statements and financial statement schedule of Dexter Corporation as of December 31, 1998, 1997, and 1996 and for the years then ended, which report is incorporated by reference in this Form 8-K/A of Dexter Corporation.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Springfield, Massachusetts
March 11, 1999



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